Exhibit 99.1

Marathon Patent Group, Inc. Announces Second Quarter 2015 Financial Results

LOS ANGELES, CA --(Marketwired – August 14, 2015) - Marathon Patent Group, Inc. (NASDAQ: MARA) ("Marathon"), a patent licensing company, announced today financial results for the second quarter ended June 30, 2015.

2015 Second Quarter Results

Marathon generated revenues of $1.4 million and $5.5 million during the three and six months ended June 30, 2015, as compared to $3.8 million and $6.6 million during the three and six months ended June 30, 2014.  For the three and six months ended June 30, 2015, this represented a decrease of $2.5 million or 64% and $1.1 million or 17%, respectively. Revenue for the three and six months ended June 30, 2015 was derived from the issuance of one-time patent licenses, recurring royalties and Opus (Marathon’s patent analytics system) subscription fees. For the three and six months ended June 30, 2014, revenue was derived solely from the issuance of one-time patent licenses.

Revenues from licensing a number of Marathon’s patent portfolios accounted for approximately 79% and 91% of revenues for the three and six months ended June 30, 2015 and 100% and 100% for the three and six months ended June 30, 2014, respectively.

Direct cost of revenues during the three and six months ended June 30, 2015 amounted to $3.9 million and $8.2 million, respectively, and for the three and six months ended June 30, 2014, the direct cost of revenues amounted to $1.8 million and $2.9 million, respectively. For the three and six months ended June 30, 2015, this represented an increase of $2.1 million or 120% and $5.3 million or 186%. Direct cost of revenues for the quarter include contingent and non-contingent payments to patent enforcement counsel, costs associated with technical and damage experts, and other miscellaneous costs associated with enforcing our patent rights and entering into settlement and licensing agreements.  Higher costs during the three and six months ended June 30, 2015 relative to the same period in 2014 are related to multiple trials in the United States and Germany during this period, preparation for upcoming trials and the close of discovery in other cases slated for trial later this year and in early 2016.

Total other operating expenses (not including direct cost of revenues) for the three and six months ended June 30, 2015, including amortization of patents, compensation and related taxes, consulting and professional fees and other general and administrative fees, were $6.1 million and $12.1 million, per the table below:

	Total Other Operating Expenses
	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	For the Six Months Ended June 30, 2015	For the Six Months Ended June 30, 2014

Amortization of intangibles	$3,029,000	$938,679	$5,627,461	$1,392,326
Compensation and related taxes	1,087,058	712,131	2,668,132	1,442,118
Consulting fees	329,081	336,447	1,225,624	764,554
Professional fees	578,920	268,616	1,348,535	525,472
Other general and administrative	284,976	130,521	504,457	212,185
Patent Impairment	766,498	-	766,498	-
Total	$6,075,533	$2,386,394	$12,140,707	$4,336,655

Operating expenses for the three and six months ended June 30, 2015 includes non-cash operating expenses totaling $4.5 million and $8.6 million, respectively, per the table below:

	Non-Cash Operating Expenses
	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	For the Six Months Ended June 30, 2015	For the Six Months Ended June 30, 2014

Amortization of intangibles and depreciation	$3,029,000	$938,679	$5,627,461	$1,392,326
Compensation and related taxes	600,495	348,061	1,227,821	712,587
Consulting fees	141,946	191,943	965,175	508,044
Professional fees	8,528	-	17,055	-
Other general and administrative	1,852	1,416	14,737	2,833
Patent Impairment	766,498	-	766,498	-
Total	$4,548,319	$1,480,099	$8,618,747	$2,615,790

For the three and six months ended June 30, 2015, Marathon reported a GAAP net loss of $(4.5) million and $(9.3) million or ($0.32) and ($0.67) per basic share, respectively, compared to a GAAP net loss of $1.6 million and $1.9 million or a loss of ($0.14) and ($0.17), respectively, per basic share for the same periods in 2014.

On a non-GAAP basis, for the three and six months ended June 30, 2015, Marathon reported a net loss in the amount of $(4.5) million and $(7.1) million, or ($0.32) and ($0.51), respectively, per basic share, compared to non-GAAP net income of $1.2 million and $2.0 million, or $0.11 and $0.18, respectively, per basic share for the three and six months ended June 30, 2014. A reconciliation of GAAP to non-GAAP financials can be found in the financial tables at the end of this press release.

As of June 30, 2015, cash totaled $1.5 million.

Commenting on Marathon's second quarter financial results, Doug Croxall, Founder & CEO of Marathon Patent Group, stated, "Since the beginning of the 2015, we have continued to invest in licensing opportunities that we believe have the potential of generating significant revenue events in the second half of the year. While we are yet to see many of these larger investments pay expected dividends, as we have stated, until we reach scale, our revenue will be a bit unpredictable. Despite this, we still anticipate a strong financial performance for the balance of the year.

Croxall continued, “Despite this expectation, we are clearly disappointed with second quarter revenues. It’s for this reason that we make every effort to expand the scope and scale of the business to drive both increased and more frequent revenue events.”

Investor Conference Call

Marathon will host a conference call on Monday, August 17, 2015 at 8:30 AM ET/5:30 AM PT with Chief Executive Officer Doug Croxall and Chief Financial Officer Frank Knuettel II. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0784 ten minutes prior to the scheduled start time. International calls should dial (201) 689-8560.

In addition, the call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Company's website at www.marathonpg.com. The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Monday, August 31, 2015 by dialing (877) 870-5176 in the U.S. and Canada and (858) 384-5517 internationally and entering the pin number: 13615843

About Marathon Patent Group

Marathon is a patent acquisition and monetization company. The Company acquires patents from a wide-range of patent holders from individual inventors to Fortune 500 companies. Marathon's strategy of acquiring patents that cover a wide-range of subject matter allows the Company to achieve diversity within its patent asset portfolio. Marathon generates revenue with its diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. To learn more about Marathon Patent Group, visit www.marathonpg.com.

References in this press release to Marathon, we, us or our may be to Marathon Patent Group and/or its subsidiaries.

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations (including for the balance of the fiscal year), are forward-looking statements. While Marathon believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in Marathon’s filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. Marathon expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATEMENTS

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash	$1,487,242	$5,082,569
Accounts receivable - net of allowance for bad debt of $0 and $0 for June 30, 2015 and December 31, 2014	704,061	216,997
Bonds posted with courts	1,790,241	1,946,196
Prepaid expenses and other current assets	124,436	438,391
Total current assets	4,105,980	7,684,153

Other assets:
Property and equipment, net of accumulated depreciation of $40,385 and $16,135 for June 30, 2015 and December 31, 2014	70,738	53,828
Intangible assets, net of accumulated amortization of $12,043,560 and $6,550,528 for June 30, 2015 and December 31, 2014	46,597,522	43,363,832
Deferred tax assets	10,257,415	4,789,293
Goodwill	4,556,291	4,894,208
Total other assets	61,481,966	53,101,161

Total Assets	$65,587,946	$60,785,314

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,289,861	$3,293,746
Clouding IP earn out - current portion	883,484	2,092,000
Notes payable, net of discounts and loan fees of $676,182 and $82,010 for 6/30/15 and 12/31/14	17,394,103	16,560,000
Total current liabilities	23,567,448	21,945,746

Long-term liabilities
Notes payable, net of discount and loan fees of $1,804,517 and $64,925, for 6/30/15 and 12/31/14	15,608,198	5,403,065
Other non current liability	52,101	-
Deferred tax liability	1,256,480	1,823,884
Revenue sharing liability	1,000,000	-
Clouding IP earnout	6,264,215	7,360,000
Total long-term liabilities	24,180,994	14,586,949

Total liabilities	47,748,442	36,532,695

Stockholders' equity:
Preferred stock Series B, $.0001 par value, 50,000,000 shares authorized: 982,000 and 932,000 issued and outstanding at June 30, 2015 and December 31, 2014	98	93
Common stock, $.0001 par value, 200,000,000 shares authorized: 14,024,837 and 13,791,460 issued and outstanding at June 30, 2015 and December 31,2014	1,402	1,379
Additional paid-in capital	40,478,627	36,977,169
Accumulated other comprehensive loss	(1,018,691)	(388,357)
Accumulated deficit	(21,621,932)	(12,337,665)

Total stockholders' equity	17,839,504	24,252,619

Total liabilities and stockholders' equity	$65,587,946	$60,785,314

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended	For the three months ended	For the six months ended	For the six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$1,368,986	$3,824,500	$5,462,855	$6,604,500

Expenses
Cost of revenues	3,860,210	1,753,833	8,188,375	2,864,412
Amortization of patents and website	3,029,000	938,679	5,627,461	1,392,326
Compensation and related taxes	1,087,058	712,131	2,668,132	1,442,118
Consulting fees	329,081	336,447	1,225,624	764,554
Professional fees	578,920	268,616	1,348,535	525,472
General and administrative	284,976	130,521	504,457	212,185
Patent impairment	766,498	-	766,498	-
Total operating expenses	9,935,743	4,140,227	20,329,082	7,201,067

Operating loss	(8,566,757)	(315,727)	(14,866,227)	(596,567)

Other income (expenses)
Foreign exchange gain/(loss)	1,899	-	(37,503)	-
Change in fair value adjustment of Clouding IP earnout	2,304,301	-	2,304,301	-
Other income	7,439	(2,770)	7,439	(2,770)
Interest income	-	266	2	494
Interest expense	(1,577,083)	(20)	(2,508,623)	(20)
Total other income	736,556	(2,524)	(234,384)	(2,296)

Loss before provision for income taxes	(7,830,201)	(318,251)	(15,100,611)	(598,863)

Income tax benefit	3,327,505	-	5,816,344	-

Net loss	(4,502,696)	(318,251)	(9,284,267)	(598,863)

Deemed dividends related to beneficial conversion feature of Series A preferred stock	-	(1,271,492)	-	(1,271,492)

Net loss attributable to common shareholders	$(4,502,696)	$(1,589,743)	$(9,284,267)	$(1,870,355)

Loss per common share, basic and diluted:	$(0.32)	$(0.14)	$(0.67)	$(0.17)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted	13,998,563	11,016,646	13,937,872	10,980,290

Other comprehensive income, net of tax:
Foreign currency translation adjustments	$319,905	$-	$(630,334)	$-

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE SIX MONTHS	FOR THE SIX MONTHS
	ENDED	ENDED
	June 30, 2015	June 30, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(9,284,267)	$(598,863)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,758	2,833
Amortization of intangible assets	5,627,461	1,392,326
Non-cash equity compensation	1,413,724	1,234,983
Stock issued for services	750,334	-
Non-cash interest, discounts and financing costs	1,625,322	-
Deferred tax liability	(509,207)	-
Deferred tax assets	(5,307,139)	-
Impairment of IP	766,498	-
Change in fair value of Clouding IP earn out	(2,304,301)	-
Other non-cash adjustments	14,980	-

Changes in operating assets and liabilities
Accounts receivable	(487,328)	252,050
Prepaid expenses and other current assets	51,455	(218,037)
Accounts payable and accrued expenses	2,046,662	334,294

Net cash provided by (used in) operating activities	(5,592,048)	2,399,586

Cash flows from investing activities:
Acquisition of patents	-	(5,100,800)
Purchase of property, equipment, and other intangible assets	(20,668)	-
Net cash provided by (used in) investing activities	(20,668)	(5,100,800)

Cash flows from financing activities:
Payment on note payable in connection with the acquisition of IP Liquidity	-	(937,500)
Cash received upon exercise of warrant	-	138,222
Proceeds received from sale of Preferred Stock /common stock, net of issuance costs	-	6,388,266
Payment on note payable in connection with the acquisition of IP Liquidity	(1,109,375)	-
Payment on assumed note payable in connection with the acquisition of Orthophoenix	(5,000,000)	-
Payment on note payable in connection with the acquisition of Dynamic Advances	(2,624,375)	-
Payment on note payable in connection with the acquisition of Medtech and Orthophoenix	(4,200,000)	-
Payment on MdR Escrow (TLI)	(50,000)	-
Conversion of AP to note payable	705,093	-
Payment on note payable in connection with the acquisition of Sarif	(276,250)	-
Repayment on convertible notes	(5,050,000)	-
Cash received upon issuance of notes payable (net of issuance costs)	19,600,000	-
Cash received upon exercise of warrant	18,751	-
Net cash provided by financing activities	2,013,844	5,588,988

Effect of exchange rate changes on cash	3,545	-

Net increase in cash	(3,595,327)	2,887,774

Cash at beginning of period	5,082,569	3,610,261

Cash at end of period	$1,487,242	$6,498,035

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest expenses and loan fees	$805,106	$20
Taxes paid	$14,662	$-
Loan fees	$400,000	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Series B Preferred Stock issued in connection with the acquisition of Dynamic Advances, LLC	$-	$1,403,690
Series B Preferred Stock issued in connection with the acquisition of IP Liqudity Ventures, LLC	$-	$1,403,690
Common stock issued in connection with the acquisition of Selene Communication Technologies, LLC	$-	$980,000
Value of warrants pertaining to equity issuance	$-	$11,595
Notes payable in connection with the acquisition of Dynamic Advances, LLC, IP Liquidity Ventures, LLC, and Selene Communication Technologies, LLC	$-	$6,000,000
Common stock issued in conjunction with notes payable	$1,000,000	$-
Warrants issued in conjunction with note payable	$318,679	$-
Revenue share liability incurred in conjunction with note payable	$1,000,000	$-
Non-cash interest increase in debt assumed in the acquisition of Orthophoenix	$750,000	$-
Notes payable issued in conjunction with acquisition of BATO patent	$10,000,000	$-

	Non-GAAP Reconciliation
	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	For the Six Months Ended June 30, 2015	For the Six Months Ended June 30, 2014
Net loss	(4,502,696)	(1,589,743)	(9,284,267)	(1,870,355)
Non-GAAP
Amortization of intangible assets & depreciation	3,029,000	938,679	5,627,461	1,392,326
Equity-based compensation	750,968	554,356	2,210,051	1,234,983
Beneficial Conversion Feature	-	1,271,492	-	1,271,492
Impairment of Intellectual Property	766,498	-	766,498	-
Change in Earn Out Liability	(2,304,301)	-	(2,304,301)	-
Non-cash interest expense	1,089,798	-	1,703,517	-
Deferred tax benefit	(3,327,505)	-	(5,816,345)	-
Other	1,852	1,416	3,758	2,833
Non-GAAP profit (loss)	(4,496,386)	1,176,200	(7,093,628)	2,031,279

Weighted average common shares outstanding - basic and diluted	13,998,563	11,016,646	13,937,872	10,980,290

Non-GAAP net income (loss) per common share - basic and diluted	$(0.32)	$0.11	$(0.51)	$0.18

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share ("EPS"), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

CONTACT INFORMATION

Marathon Patent Group

Jason Assad

678-570-6791

Jason@marathonpg.com